UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 13, 2022
Date of Report (Date of Earliest Event Reported)

LIFE STORAGE, INC.
LIFE STORAGE LP
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-13820	16-1194043
(Life Storage, Inc.)

Delaware
(Life Storage LP)	0-24071	16-1481551
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716)
633-1850
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (
see
General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Life Storage, Inc.:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LSI	New York Stock Exchange
Life Storage LP:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule 12b-2 of
the Securities Exchange Act of
1934 (§240.12b-2 of
this chapter).
Life Storage, Inc.:
Emerging growth company  ☐
Life Storage LP:
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Life Storage, Inc.  ☐
Life Storage LP  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 13, 2022, Life Storage, Inc. (the “Company”) and Life Storage LP (the “Partnership”, and together with the Company, collectively the “Borrowers”) entered into an Eighth Amended and Restated Revolving Credit Agreement with Manufacturers and Traders Trust Company, as administrative agent, certain financial institutions a party thereto or which may become a party thereto (collectively, the “Lenders”), and various other parties as joint lead arrangers, joint bookrunners, syndication agents and documentation agents (the “Restated Credit Agreement”). The Restated Credit Agreement amends and restates the Seventh Amended and Restated Revolving Credit and Term Loan Agreement, dated October 30, 2018, among the Company, the Partnership, and certain lenders and parties named therein (the “October 2018 Credit Agreement”). Among other things, the Restated Credit Agreement:
Provides for an unsecured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount at any one time outstanding of up to $1.250 billion. The Revolving Credit Facility has a term ending January 13, 2027, subject to the right of the Borrowers’, at their option, to extend the maturity date two times by six months each time;
Provides for an increase in such facilities at the Borrowers’ request to an aggregate principal amount of up to $2.0 billion;
Provides for interest, at a floating rate based on Term SOFR plus a 0.10% SOFR adjustment, plus a margin determined using the applicable credit rating of the Borrowers for long-term unsecured debt securities (the Revolving Credit Facility margin is 0.90% using the Company’s current credit rating); and
Includes certain affirmative and negative covenants and contains customary events of default, including payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of an event of default, the lenders may, among other remedies, accelerate the payment of all obligations due from the Borrowers.
The initial draws from the Revolving Credit Facility were used by the Borrowers to refinance indebtedness issued under the October 2018 Credit Agreement.
The above summary of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Agreement. A copy of the Restated Credit Agreement is included as Exhibit 10.1 to this Current Report on Form
8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Eighth Amended and Restated Revolving Credit Agreement dated as of July 13, 2022 among Life Storage, Inc. and Life Storage LP, certain financial institutions a party thereto or which may become a party thereto (collectively, the “Lenders”), Manufacturers and Traders Trust Company, as administrative agent, and various other parties as joint lead arrangers, joint bookrunners, syndication agents and documentation agents.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on their behalf by the undersigned, thereunto duly authorized.

LIFE STORAGE, INC .

Date: July 15, 2022

	By	/s/ Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer

LIFE STORAGE LP

Date: July 15, 2022	By:	LIFE STORAGE HOLDINGS, INC., as General Partner

	By	/s/ Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer